Exhibit 99.1

128 Sidney Street, Cambridge, MA 02139-4239	TEL: (617) 995-2500 FAX: (617) 995-2510

Contacts:

Investors Carol Hausner Executive Director, Investor Relations and Corporate Communications ImmunoGen, Inc. (617) 995-2500 info@immunogen.com	Media: Kathryn Morris KMorrisPR (845) 635-9828 Kathryn@kmorrispr.com

For Immediate Release

ImmunoGen, Inc. Announces Resignation of Howard Pien

from its Board of Directors

– Mr. Pien’s New Position with Medarex Creates a Conflict of Interest –

CAMBRIDGE, MA, May 17, 2007 – ImmunoGen, Inc. (Nasdaq: IMGN) today announced the resignation of Howard Pien from the Company’s Board of Directors. Mr. Pien recently accepted the position of president and chief executive officer of Medarex, Inc. Since ImmunoGen and Medarex both develop antibody-based anticancer therapeutics, Mr. Pien’s new role with Medarex creates a conflict of interest with his role as a Director of ImmunoGen. The Company has initiated a search to replace Mr. Pien on its Board.

About ImmunoGen, Inc.

ImmunoGen, Inc. develops targeted anticancer biopharmaceuticals. The Company’s proprietary Tumor-Activated Prodrug (TAP) technology uses tumor-targeting antibodies to deliver a potent cell-killing agent specifically to cancer cells. Two TAP compounds wholly owned by ImmunoGen are in clinical testing – huN901-DM1 and huC242-DM4. Three anticancer compounds are in clinical testing through ImmunoGen’s collaborations with other companies – AVE9633 and AVE1642, in development by sanofi-aventis, and trastuzumab-DM1, in development by Genentech. Multiple compounds are in research/preclinical development.

# # #